Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT1

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on June 28, 2024, by and between Eve Holding, Inc. (the “Issuer”), and the subscriber party set forth on the signature page hereto (“Subscriber”).

WHEREAS, Subscriber desires to subscribe for and purchase from the Issuer [●] shares (the “Acquired Shares”) of the Issuer’s common stock, par value $0.001 per share (the “Common Stock”), for a purchase price per share of Common Stock equal to the arithmetic average of the daily volume-weighted average price per share of the shares of Common Stock on the New York Stock Exchange (“NYSE”) over a period of twenty (20) consecutive trading days ending on the last full trading day prior to June 28, 2024, less a discount of 10% from such arithmetic average, which represents a purchase price per share of Common Stock of $4.00 and an aggregate purchase price of $[●] (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer on or prior to the Closing (as defined below); and

WHEREAS, the Issuer and Subscriber are executing and delivering this Subscription Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

[At least one Subscription Agreement included the following:

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) (each, an “Other Subscriber”) have, severally and not jointly, entered into separate subscription agreements with the Issuer that are substantially similar to this Subscription Agreement in all material respects (the “Other Subscription Agreements”), pursuant to which such Other Subscribers have agreed to purchase Common Stock on the Closing Date (as defined below) at the same per share purchase price as Subscriber.]

[At least one Subscription Agreement also included the following:

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, certain other strategic investors (the “Third-Party Subscribers”) have entered into separate subscription agreements with the Issuer (the “Third-Party Subscription Agreements”), pursuant to which the Third-Party Subscribers have agreed to purchase Common Stock on the Closing Date (as defined below) at the same per share price as the Subscriber (the “Third-Party Acquired Shares”);

WHEREAS, as of the date hereof, the aggregate number of shares of Common Stock to be sold by Issuer pursuant to this Subscription Agreement and the Third-Party Subscription Agreements entered into on the date hereof equals 23,500,000 shares of Common Stock; and

WHEREAS, as of the date hereof, the aggregate amount of proceeds to be delivered to the Issuer in connection with the purchase and sale of the Acquired Shares and the Third-Party Acquired Shares pursuant to this Subscription Agreement and the Third-Party Subscription Agreements entered into an the date hereof equals $94,000,000.]

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

[1] Bracketed and/or footnoted provisions illustrate certain additional or alternative key provisions that were included in the forms specific to each Subscriber.

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1.Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares ([the “Issuance” and, together with] such subscription [and issuance], the “Subscription”).

2.Closing.

(a)The closing of the Subscription contemplated hereby (the “Closing”) shall occur on the [second (2nd)]2 business day after the date hereof [in place of the foregoing, at least one Subscription Agreement included the following: the first business day after the 20th day after an information statement of the type contemplated by Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) related to the Issuance (such information statement, the “Information Statement”) is mailed to the stockholders of the Issuer]; provided, if all of the conditions set forth in Section 2(b) have not been satisfied or waived as of such time (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof), then the Closing shall occur on the date which is [two (2)]3 business days after the first date on which all such conditions set forth in Section 2(b) shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as the parties hereto may mutually agree in writing (the “Closing Date”). Subscriber shall deliver to the Issuer on the Closing Date the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer to the Subscriber (which account shall be specified by the Issuer at least [two (2)]4 business days prior to the Closing Date). On the Closing Date, the Issuer shall deliver to Subscriber (1) the Acquired Shares in book entry form, free and clear of any liens, encumbrances or other restrictions whatsoever (other than those arising under state or federal securities laws or imposed by Subscriber), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (2) a copy of the records of the transfer agent of the Issuer (the “Transfer Agent”) showing Subscriber as the owner of the Acquired Shares on and as of the Closing Date (the “Subscriber’s Deliveries”). For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York, are open for the general transaction of business.

(b)The Closing shall be subject to the satisfaction, or valid waiver [in writing] by each of the parties hereto, of the conditions that, on the Closing Date:

(i)solely with respect to the Issuer:

(1)the representations and warranties made by Subscriber in this Subscription Agreement shall be true and correct as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct as of such date), except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “Subscriber Material Adverse Effect” (as defined [in Section 4(d)] below) or another similar materiality qualification set forth herein), individually or in the aggregate, would not reasonably be expected to have a Subscriber Material Adverse Effect;

(2) Subscriber shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing; [and]

(3)Subscriber shall have delivered the Purchase Price in compliance with the terms of this Subscription Agreement.

[At least one Subscription Agreement included the following:

(4)Issuer shall have obtained the required stockholder approval of the Issuance in accordance with the rules and regulations of the NYSE (the “Stockholder Approval”) by vote at a stockholder meeting or by written consent.]

[2] In place of the foregoing, certain Subscription Agreements included the following: tenth (10th).
3 In place of the foregoing, certain Subscription Agreements included the following: ten (10).
[4] In place of the foregoing, certain Subscription Agreements included the following: ten (10).

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(ii)solely with respect to Subscriber:

(1)the representations and warranties made by the Issuer in this Subscription Agreement shall be true and correct as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct as of such date), except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “Issuer Material Adverse Effect” (as defined [in Section 3(d)] below) or another similar materiality qualification set forth herein), individually or in the aggregate, would not reasonably be expected to have an Issuer Material Adverse Effect;

(2)the Issuer shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Subscription Agreement to be performed, satisfied or complied with by the Issuer at or prior to the Closing; [and]

(3)no suspension of the qualification of the Common Stock for offering or sale or trading by the U.S. Securities and Exchange Commission (the “Commission”) or under applicable rules of the NYSE, or initiation or threatening in writing of any proceedings for any of such purposes, shall have occurred, and the Acquired Shares shall be approved for listing on NYSE, subject to official notice of issuance.

[At least one Subscription Agreement included the following:

(4)Issuer shall have obtained the Stockholder Approval by vote at a stockholder meeting or by written consent.]

[In place of the foregoing, at least one Subscription Agreement included the following:

(4)      (x) the closing of the subscriptions contemplated by certain Third-Party Subscription Agreements representing an aggregate amount of proceeds to the Issuer of at least $30,000,000 shall have occurred and (y) Embraer Aircraft Holding, Inc. shall have entered into a Third-Party Subscription Agreement with the Issuer providing for an aggregate amount of proceeds to the Issuer of at least $30,000,000, the consummation of which shall only be subject to the passage of 20 days from the mailing of the relevant information statement of the type contemplated by Rule 14c-2 promulgated under the Securities Exchange Act pf 1934, as amended.]

[Alternatively, at least one Subscription Agreement included the following:

(4) at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred after the date of this Subscription Agreement any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Subscriber, makes it impracticable or inadvisable to purchase the Securities at the Closing.]

(iii)no governmental authority having applicable jurisdiction shall have enacted, issued, promulgated, enforced or entered any material judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Subscription Agreement (“Restraints”).

[At least one Subscription Agreement included the following:

(c)On or prior to the Closing Date, the Issuer shall deliver or cause to be delivered to each Subscriber the following:

(i)A certificate executed by the Chief Executive Officer or Chief Financial Officer of the Issuer certifying that the conditions set forth in Section 2(b)(ii)(1) and (2) have been satisfied, dated as of the date of the Closing Date, in form and substance reasonably acceptable to the Subscribers; and

(ii)A supplemental listing application (“SLAP”) in connection with the issuance and sale of the Securities has been submitted by the Issuer to the NYSE and the NYSE has provided written approval of such SLAP.

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(d)Upon the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber and the Issuer shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to reasonably assist and cooperate with the other party hereto in doing, all things reasonably necessary, proper or advisable under applicable legal requirements to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Subscription Agreement.

3.                   Issuer Representations and Warranties. The Issuer represents and warrants to Subscriber[, as of the date hereof and as of the Closing Date] that:

(a)The Issuer and each of its subsidiaries is duly incorporated or formed (as applicable), validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (as applicable), with all corporate, limited liability company, partnership or other entity power and authority to own, lease and operate its properties and conduct its business as presently conducted and, with respect to the Issuer, to enter into, deliver and perform its obligations under this Subscription Agreement. Except where such noncompliance would not reasonably be expected to constitute an Issuer Material Adverse Effect, the Issuer and each of its subsidiaries is duly qualified to do business as a foreign corporation and, to the extent applicable, in good standing, in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business required such qualification.

(b)[At least one Subscription Agreement included the following: The execution, delivery and performance by the Issuer of this Subscription Agreement, including the consummation of the transactions contemplated hereby, have been duly authorized and approved by all necessary action.] As of the Closing Date, the Acquired Shares will be duly authorized by the Issuer and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances or other restrictions (except as otherwise stated herein) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation and bylaws or under the laws of the State of Delaware or otherwise.

(c)This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Subscriber, this Subscription Agreement is [a valid and binding obligation of the Issuer] enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d)The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Acquired Shares by the Issuer, [have been duly authorized and approved by all necessary action and] do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, which[, in the case of clauses (i) or (iii),] would reasonably be expected to have an Issuer Material Adverse Effect. For purposes of this Subscription Agreement, an “Issuer Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Issuer and its subsidiaries, taken together as a whole (on a consolidated basis), that, would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Issuer and its subsidiaries, taken together as a whole (on a consolidated basis), or the Issuer’s ability to consummate the transactions contemplated by this Subscription Agreement, including the issuance and sale of the Acquired Shares.

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(e)The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the Issuer is a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Issuer, or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

(f)The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than, as applicable, (i) the filing with the Commission of the Registration Statement (as defined below); (ii) filings required by applicable state securities laws; (iii) filings required by NYSE; (iv) consents, waivers, authorizations, notices or filings that will be obtained or made on or prior to the Closing; (v) any filing, the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect [and] (vi) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D under the Securities Act [and (vii) the filings required pursuant to Section 10 of the Subscription Agreement].

(g)Assuming the accuracy of the representations and warranties of Subscriber as set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Issuer to Subscriber in the manner contemplated by this Subscription Agreement. The Acquired Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(h)Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect, there is no (i) investigation, action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer, or (ii) judgment, decree, injunction, ruling or order of any governmental authority outstanding against the Issuer.

(i)None of the Issuer nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up, nor does the Issuer or any of its subsidiaries have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(j)The Issuer is not, and immediately after receipt of payment for the Acquired Shares, will not be, [required to register as] an “investment company” or a company “controlled by an investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(k)There has been no action taken by the Issuer, any of its subsidiaries, or any of its or their directors, officers or employees, or, to the best knowledge of the Issuer, any of its or their agents or representatives, in each case acting on behalf of the Issuer, in each case, in violation of any applicable Anti-Corruption Laws (as herein defined), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official (as such term is defined in the Foreign Corrupt Practices Act of 1977, amended (the “FCPA”) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of Anti-Corruption Laws, and the Issuer and its subsidiaries and, to the best knowledge of the Issuer, its other affiliates, have conducted their businesses in compliance with the Anti-Corruption Laws. The Issuer has not (i) been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws; (ii) conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws in any jurisdiction relating to corruption and bribery, including the FCPA, the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption to which the Issuer, its subsidiaries and its other affiliates are subject.

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(l)As of their respective filing dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports required to be filed by the Issuer with the Commission since January 1, 2023 (the “SEC Reports”) [have been filed by the Issuer and] complied in all material respects with the applicable requirements of the Securities Act and the [Securities] Exchange Act [of 1934, as amended (the “Exchange Act”)], and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, [(i)] when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, [contained] [in place of the foregoing, at least one Subscription Agreement included the following: did not, (ii) as of the date hereof, do not, and (iii) as of the Closing Date, will not, contain,] any untrue statement of a material fact[,] or omit[ted] to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were[, or will be,] made, not misleading. As of the date [thereof] [in place of the foregoing, at least one Subscription Agreement included the following: hereof and as of the Closing Date], there are no material outstanding or unresolved comments in comment letters received by the Issuer from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports. The financial statements of the Issuer and its subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(m)As of the date hereof, the authorized share capital of the Issuer consists of 1,000,000,000 shares of Common Stock and 100,000,000 preferred shares, par value $0.001 per share (“Preferred Shares”). As of the [close of business on the date immediately prior to the] date hereof: (i) 269,525,708 shares of Common Stock and no Preferred Shares are issued and outstanding; (ii) [the Issuer’s]5outstanding warrants are as described in the SEC Reports [(except for subsequent issuances, if any, (A) pursuant to this Subscription Agreement or (B) pursuant to the exercise of such warrants or the vesting of restricted stock units)]; (iii) no shares of Common Stock are subject to issuance upon exercise of outstanding options; and (iv) 2,934,179 shares of Common Stock are subject to issuance upon the vesting of outstanding restricted stock units. [At least one Subscription Agreement included the following: Except as noted in this clause (m), (i) the Issuer does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities, except for any of the foregoing entered into in connection with the Other Subscription Agreements, (ii) no person has any preemptive rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Issuer from the Issuer which have not been duly waived with respect to the Subscription, and (iii) no person has the right, contractual or otherwise, to require the Issuer to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Issuer as a result of the Subscription, except in each case for such rights as have been waived on or prior to the date hereof.]

(n)All (i) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to and were not issued in violation of any preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to and were not issued in violation of any preemptive rights. [At least one Subscription Agreement included the following: The foregoing securities in (i) and (ii) have been issued in compliance, in all material respects, with all federal and state securities laws where applicable.]`

(o)The Issuer’s subsidiaries consist of all the entities listed on Exhibit 21.1 to the Issuer’s Form 10-K/A filed with the Commission on May 24, 2023. Except as described in the SEC Reports, the Issuer, directly or indirectly, owns of record and beneficially, free and clear of all liens, all of the issued and outstanding capital stock or equity interests of each of its subsidiaries. All of the issued and outstanding capital stock or equity interests of the Issuer’s subsidiaries has been duly authorized and validly issued, and in the case of corporations, is fully paid and non-assessable. Except as described in the SEC Reports, there are no outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from any of the Issuer’s subsidiaries of any securities of such subsidiaries nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal.

[5] In place of the bracketed language, certain Subscription Agreements included the following: our.

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(p)The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the NYSE[, and the Issuer has not received any notification from the NYSE that the NYSE is contemplating terminating such listing]. The Issuer has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act.

(q)The Issuer represents and warrants that [it is not and] none of its officers or directors [or any other person acting in a similar capacity] is (i) a person [or entity] named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, or the United Kingdom (collectively, the “Sanctions Lists”) [or acting on behalf of a person named on the Sanctions List]; (ii) [directly or indirectly owned or controlled by, or acting on behalf of, a person, that is named on a Sanctions List; (iii)] located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People's Republic region of Ukraine, the so-called Luhansk People's Republic region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States; (iii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (iv) providing banking services indirectly to a non-U.S. shell bank. The Issuer agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Issuer is permitted to do so under applicable law. The Issuer also represents that, to the extent required under applicable law, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs.

(r)None of the Issuer, its subsidiaries or any of their affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Acquired Shares under the Securities Act, whether through integration with prior offerings pursuant to Rule 502(a) of the Securities Act or otherwise.

4.Subscriber Representations and Warranties.  Subscriber represents and warrants to the Issuer [as of the date hereof and as of the Closing Date] that:

(a)Subscriber has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation (to the extent applicable in the relevant jurisdiction), with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)This Subscription Agreement has been duly authorized, executed and delivered by Subscriber and, assuming that this Subscription Agreement has been duly authorized, executed and delivered by the Issuer, this Subscription Agreement is the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(c)The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby, have been duly authorized and approved by all necessary action. Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither the Issuer nor any of its affiliates, have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

(d)The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) Subscriber’s organizational documents [or under any law, rule, regulation, agreement or other obligation by which Subscriber is bound]; and (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of their respective properties[, that would] [in place of the foregoing, at least one Subscription Agreement included the following: or any law, rule, regulation, agreement or other obligation by which Subscriber is bound, except, in the case of clauses (i) and (iii), that would not] reasonably be expected to have a material adverse effect on the ability of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”).

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(e)Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is a “qualified institutional buyer” or an “accredited investor” and is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an “accredited investor” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).

(f)Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction. Subscriber understands that it is acquiring its entire beneficial ownership interest in the Acquired Shares for Subscriber’s own account for investment purposes only and not with a view to any distribution of the Acquired Shares in any manner that would violate the securities laws of the United States or any other jurisdiction. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii)  pursuant to offers and sales that occur in an “offshore transaction” within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act (“Rule 144”), provided that all of the applicable conditions thereof (including those set out in Rule 144(i) which are applicable to the Issuer) have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, including pursuant to a private sale effected under Section 4(a)(7) of the Securities Act or applicable formal or informal Commission interpretation or guidance, such as a so-called “4(a)(1½)” sale, and that any certificates or book-entry records representing the Acquired Shares shall contain a legend to such effect. Subscriber understands and agrees that the Acquired Shares will be subject to the foregoing restrictions and, as a result, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.  By making the representations herein, Subscriber does not agree to hold any of the Acquired Shares for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Acquired Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(g)Subscriber acknowledges and agrees that the book-entry position representing the Acquired Shares will bear or reflect, as applicable, a legend substantially similar to the following (provided that such legend shall be subject to removal in accordance with Section 5(f) hereof):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY NOT BE OFFERED, RESOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF BY THE HOLDER ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT EXCEPT (I) TO THE ISSUER OR A SUBSIDIARY THEREOF, (II) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION.”

(h)Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no, and in purchasing the Acquired Shares Subscriber is not relying on any, representations, warranties, covenants or agreements made to Subscriber by the Issuer, its subsidiaries or any of their affiliates or any control persons, officers, directors, partners, agents or representatives, or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly stated in [Section 3] of this Subscription Agreement.

(i)To the extent applicable to it, Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

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(j)In making its decision to purchase the Acquired Shares, Subscriber represents that it has conducted and completed its own independent due diligence, to the extent deemed appropriate by Subscriber, and has independently made its own analysis and decision with respect to the Subscription. Subscriber further represents that, except for the representations, warranties, covenants and agreements made by the Issuer herein, it is relying exclusively on its own sources of information, investment analysis and due diligence, to the extent deemed appropriate by Subscriber (including professional advice Subscriber deems appropriate) with respect to the Subscription, the Acquired Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber acknowledges and agrees that it has received, reviewed and understood the offering materials made available to it in connection with the Subscription and such other information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information from the Issuer directly as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. However, neither any such inquiries, nor any due diligence investigation conducted by Subscriber or any of Subscriber’s professional advisors nor anything else contained herein, shall modify, limit or otherwise affect Subscriber’s right to rely on the Issuer’s representations, warranties, covenants and agreements contained in this Subscription Agreement.

(k)Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer or any of its affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of the Issuer contained in Section 3 of this Subscription Agreement, in making its investment or decision to invest in the Issuer.

(l)Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer or a representative of the Issuer, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or a representative of the Issuer. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means.

(m)Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial, business and private equity matters as to be capable of evaluating the merits and risks of an investment, both in general and with regard to transactions and investment strategies involving a security or securities, including Subscriber’s investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(n)Subscriber represents and acknowledges that, alone, or together with any professional advisor(s), Subscriber has analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(o)Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(p)Subscriber represents and warrants that [it is not and] none of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person or entity named on the Sanctions Lists; (ii) directly or indirectly owned or controlled by, or acting on behalf of, a person, that is named on [a]6 Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People's Republic region of Ukraine, the so-called Luhansk People's Republic region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) [a non-U.S. shell bank or] providing banking services indirectly to a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber [represents that if it is a financial institution subject to the BSA/PATRIOT Act, Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber] also represents that, to the extent required [under applicable law], it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs[, including for the screening of its investors against the Sanctions Lists]. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

6 In place of the bracketed language, certain Subscription Agreements included the following: the.
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(q)If Subscriber is or is acting on behalf of an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) none of the Issuer or any of its affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares; (ii) the decision to invest in the Acquired Shares has been made at the recommendation or direction of an “independent fiduciary” within the meaning of US Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who is (1) independent of the Transaction Parties; (2) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (3) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to Subscriber’s investment in the Acquired Shares and is responsible for exercising independent judgment in evaluating the investment in the Acquired Shares; and (4) is aware of and acknowledges that (A) none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Acquired Shares, and (B) the Transaction Parties have a financial interest in the purchaser’s investment in the Acquired Shares on account of the fees and other remuneration they expect to receive in connection with transactions contemplated by this Subscription Agreement.

(r)Subscriber represents and warrants that it has sufficient funds to pay the Purchase Price pursuant to Section 2.

(s)Subscriber represents and warrants that it has not entered into any contract, agreement, commitment or arrangement to dispose of any Acquired Shares, and does not [presently] intend or expect to enter into any such contract, agreement, commitment or arrangement.

(t)There has been no action taken by the Subscriber, any of its [affiliates]7, or any of its or their directors, officers or employees, or, to the best knowledge of the Subscriber, any of its or their agents or representatives, in each case acting on behalf of the Subscriber, in each case, in violation of any applicable Anti-Corruption Laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of Anti-Corruption Laws, and the Subscriber and its subsidiaries and, to the best knowledge of the Subscriber, its other affiliates, have conducted their businesses in compliance with the Anti-Corruption Laws. [The] [in place of the foregoing, certain Subscription Agreements include the following: Except as disclosed in [the Subscriber’s] filings with the SEC, the] Subscriber has not (i) been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws; (ii) conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws.

[7] In place of the bracketed language, certain Subscription Agreements included the following: subsidiaries.

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5.Registration Rights.

(a)The Issuer agrees that, as soon as practicable, but in no event later than [ninety (90)8 calendar] days after the Closing Date (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale [of the Acquired Shares] (the “Registration Statement”) [At least one Subscription Agreement included the following: of the Acquired Shares and of the shares received by the Subscriber in exchange for warrants pursuant to the Exchange Agreements (the “Transaction Shares”)], and the Issuer shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the [ninetieth (90th)]9 calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing and (ii) the [tenth (10th)]10 business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Date”); provided, however, that if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of days that the Commission remains closed for operations, provided, further, that the Issuer’s obligations to include the [Acquired]11 Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber, the intended method of disposition of the [Acquired]12 Shares (which shall be limited to non-underwritten public offerings) and such other information as shall be reasonably requested by the Issuer to effect the registration of the [Acquired]13 Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the [Acquired]14 Shares. Any failure by the Issuer to file the Registration Statement by the Filing Date or to cause the effectiveness of such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or cause the effectiveness of the Registration Statement as set forth above in this Section 5. Upon the request of Subscriber, the Issuer will provide a draft of the Registration Statement and any amendments and supplements thereto to Subscriber at least [two] ([2])15 business days in advance of filing the Registration Statement or any amendments or supplements thereto, and will reasonably promptly advise the Subscriber when the Registration Statement has been declared effective by the SEC[, provided that, for the avoidance of doubt, in no event shall the Issuer be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review]. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, however, that, if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw its [Acquired]16 Shares from the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the [Acquired]17 Shares by Subscriber or otherwise, such Registration Statement shall register for resale such number of [Acquired]18 Shares which is equal to the maximum number of [Acquired]19 Shares as is permitted by the Commission. In such event, the number of [Acquired]20 Shares to be registered for Subscriber shall be reduced pro rata among all subscribers. In the event the Issuer amends the Registration Statement in accordance with the foregoing, the Issuer will use its commercially reasonable efforts to promptly file with the Commission one or more registration statements to register the resale of those Registrable Securities (as defined below) that were not registered on the initial Registration Statement, as so amended and to cause such amendment or Registration Statement to become effective as promptly as practicable. The Issuer will, at its own expense, use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until all such securities cease to be Registrable Securities or such shorter period upon which each holder of Registrable Securities included in such Registration Statement have notified the Issuer that such Registrable Securities have actually been sold. The Issuer will provide all customary and commercially reasonable cooperation necessary to (i) enable Subscriber to resell the [Acquired]21 Shares pursuant to the Registration Statement or Rule 144, as applicable, (ii) qualify the [Acquired]22 Shares for listing on NYSE, (iii) update or amend the Registration Statement as necessary to include Registrable Securities and (iv) provide customary notice to holders of Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the [Acquired]23 Shares and any other equity security of the Issuer issued or issuable with respect to the [Acquired]24 Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities at the earliest of:  (A) when Subscriber ceases to hold any Registrable Securities; (B) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144, and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144; [or] (C) when such securities shall have ceased to be outstanding[ or (D) three (3) years from the date of effectiveness of the Registration Statement].

[8] In place of the bracketed language, certain Subscription Agreements included the following: fifteen (15) business.
[9] In place of the bracketed language, certain Subscription Agreements included the following: sixtieth (60th).
10 In place of the bracketed language, certain Subscription Agreements included the following: fifth (5th).
[11] In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
[12] In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
[13] In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
14 In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
15 In place of the bracketed language, certain Subscription Agreements included the following: three (3).
16 In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
[17] In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
[18] In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
[19] In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
20 In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
[21] In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
22 In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
23 In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
24 In place of the bracketed language, certain Subscription Agreements included the following: Transaction.

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(b)In the case of the registration, qualification, exemption or compliance effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Issuer shall:

(i)except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, for as long as Subscriber continues to hold Registrable Securities;

(ii)advise Subscriber, as promptly as practicable but in any event, within three (3) business days:

(1)when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2)after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the [Acquired]25 Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (and in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (4) above may constitute material, nonpublic information regarding the Issuer;

(iii)use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

25 In place of the bracketed language, certain Subscription Agreements included the following: Transaction.

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(iv)upon the occurrence of any event contemplated in Section 5(b)(ii)(4), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the [Acquired]26 Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)use its commercially reasonable efforts to cause all [Acquired]27 Shares to be listed on NYSE;

(vi)allow Subscriber to review disclosure specifically regarding Subscriber in the Registration Statement on reasonable advance notice; and

(vii)use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the [Acquired]28 Shares.

(c)Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay the filing or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if it determines that in order for the Registration Statement not to contain a material misstatement or omission, (x) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (y) the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Issuer’s board of directors reasonably believes would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose or legal obligations for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, to cause the Registration Statement to fail to comply with applicable disclosure requirements [or (z) in the good faith judgment of the majority of the members of the Issuer’s board of directors, upon the advice of legal counsel, such filing or effectiveness or use of such Registration Statement, would be seriously detrimental to the Issuer and the majority of the members of the Issuer’s board of directors concludes as a result that it is essential to defer such filing] (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve (12)-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the [Acquired]29 Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer [unless otherwise] [in place of the foregoing, at least one Subscription Agreement included the following: except (A) for disclosure to Subscriber’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as] required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the [Acquired]30 Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the [Acquired]31 Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up

26 In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
27 In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
28 In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
29 In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
30 In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
31 In place of the bracketed language, certain Subscription Agreements included the following: Transaction.

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(d)Subscriber may deliver written notice (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 5; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(d)) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

(e)Indemnification.

(i)The Issuer shall, notwithstanding the termination of this Subscription Agreement, indemnify and hold harmless, to the extent permitted by law, Subscriber, its directors, officers, [shareholders, members, partners,] employees, affiliates, agents, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act [or] [in place of the foregoing, at least one Subscription Agreement included the following:and Section 20 of] the Exchange Act) and the officers, directors [and] [in place of the foregoing, at least one Subscription Agreement included the following: shareholders, agents, members, partners or] employees of each such controlling person from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”)[, as incurred,] that arise out of, are based upon, or are caused by any [untrue or alleged] untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein), prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or document incorporated by reference therein or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, except to the extent that such untrue statements, omissions or alleged omissions are caused by or contained in any information furnished in writing to the Issuer by or on behalf of such Subscriber expressly for use therein. The [Issuer shall notify Subscriber promptly of the institution, threat or assertion (to the Issuer’s knowledge) of any proceeding arising from or in connection with the Registration Statement; provided, however, that the] indemnification contained in this Section 5(e)(i) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a Prospectus made available by the Issuer in a timely manner or (B) in connection with any offers or sales effected by or on behalf of Subscriber in violation of this Subscription Agreement.

(ii)In connection with any Registration Statement in which Subscriber is participating, Subscriber agrees [to] [in place of the foregoing, at least one Subscription Agreement included the following: severally and not jointly with any [Third-Party Subscriber]32 that is a party to the [Third-Party]33 Subscription Agreements, to] indemnify and hold harmless, to the extent permitted by law, the Issuer, its directors, officers, agents, employees and affiliates and each person or entity who controls the Issuer (within the meaning of Section 15 of the Securities Act) and the officers, directors and employees of each such controlling person against any Losses, resulting from, arising out or that are based upon of any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission was made (or not made in the case of an omission) in reliance on, and in conformity with, any information or affidavit so furnished in writing by or on behalf of Subscriber expressly for use therein; provided, however, that in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber from the sale of Acquired Shares pursuant to such Registration Statement giving rise to such indemnification obligation and provided further that the indemnification contained in this Section 5(e)(ii) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed).

32 In place of the bracketed language, certain Subscription Agreements included the following: person.
[33] In place of the bracketed language, certain Subscription Agreements included the following: Other

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(iii)Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any [third party] claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (2) [unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim,] permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party[, provided that the indemnified party shall have the right to employ separate counsel (including local counsel) in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except to the extent that (x) the employment thereof has been specifically authorized by the indemnifying party in writing, (y) the indemnifying party has failed after a reasonable period of time to assume such defense and to employ counsel reasonably satisfactory to the indemnified party or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the indemnifying party and the position of the indemnified party]. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent [(provided that such consent shall not be unreasonably withheld, conditioned or delayed)]. An indemnifying party who [is not entitled to, or] elects not to[,] assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (together with one firm of local counsel (in each jurisdiction)) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the [written] consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement [includes a statement or admission of fault and culpability on the part of such indemnified party, or which] does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)The indemnification provided under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Acquired Shares.

(v)If the indemnification provided under this Section 5(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue [or alleged untrue] statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5(e)(i), 5(e)(ii), 5(e)(iii), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(e)(v) from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 5(e)(v) by any seller of [Acquired]34 Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such [Acquired]35 Shares pursuant to the Registration Statement.

34 In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
35 In place of the bracketed language, certain Subscription Agreements included the following: Transaction.

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(f)The Issuer [will]36 use its commercially reasonable efforts to (A) at the reasonable request of Subscriber, deliver all the necessary documentation to cause the Transfer Agent to remove all restrictive legends from any [Acquired]37 Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of the [Acquired]38 Shares, or that may be sold by Subscriber without restriction under Rule 144, including without limitation, any volume, information and manner of sale restrictions, and (B) deliver or cause its legal counsel to deliver to the Transfer Agent the necessary legal opinions or instruction letters required by the Transfer Agent, if any, in connection with the instruction under clause (A), in each case in the case of clauses (A) and (B), upon the receipt of Subscriber representation letters and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) the Issuer and its counsel. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of [Acquired]39 Shares to the Issuer upon reasonable request to assist the Issuer in making the determination described above. [At least one Subscription Agreement included the following: If the Transaction Shares are eligible to be sold without restriction under, and without the Issuer being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at Subscriber’s request, the Issuer will cause its transfer agent to remove the applicable restrictive legend. In connection therewith, if required by the Issuer’s transfer agent, the Issuer will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Transaction Shares without any such legend; provided that, notwithstanding the foregoing, Issuer will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.]

6.Termination.

(a)                This Subscription Agreement may be terminated at any time prior to the Closing:

(i)by the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement;

(ii)by either the Issuer or the Subscriber upon written notice to the other, if the Closing has not occurred on or prior to the date that is [sixty (60)]40 days after the date hereof (the “Termination Date”); provided that the right to terminate this subscription Agreement under this Section 6(a)(ii) shall not be available to any party if any breach by such party of its representations and warranties set forth in this Subscription Agreement or the failure of such party to perform [or comply with] any of its obligations under this Subscription Agreement has been a [principal] cause of or [primarily] resulted in the events specified in this Section 6(a)(ii);

(iii)by either the Issuer or the Subscriber if any Restraint enjoining or otherwise prohibiting consummation of the transactions contemplated by this Subscription Agreement shall be in effect and shall have become final and non-appealable prior to the Closing Date; provided that the party seeking to terminate this Subscription Agreement pursuant to this Section 6(a)(iii) shall have used reasonable best efforts to remove such Restraint to the extent applicable to such party or its affiliates;

36 In place of the bracketed language, certain Subscription Agreements included the following: shall.
37 In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
[38] In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
[39] In place of the bracketed language, certain Subscription Agreements included the following: Transaction.
[40] In place of the bracketed language, certain Subscription Agreements included the following: five (5) business.

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(iv)by the Subscriber if the Issuer shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Subscription Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 2(b)(ii) and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within [thirty (30) calendar]41 days (but in no event later than the Termination Date) following receipt by the Issuer of written notice of such breach or failure to perform from the Subscriber stating the Subscriber’s intention to terminate this Subscription Agreement pursuant to this Section 6(a)(iv) and the basis for such termination; provided that the Subscriber shall not have the right to terminate this Subscription Agreement pursuant to this Section 6(a)(iv) if the Subscriber is then in material breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a conditions set forth in Section 2(b)(i)(1) or 2(b)(i)(2); or

(v)by the Issuer if the Subscriber shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Subscription Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 2(b)(i)(1) or 2(b)(i)(2) and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within [thirty (30) calendar]42 days (but in no event later than the Termination Date) following receipt by the Subscriber of written notice of such breach or failure to perform from the Issuer stating the Issuer’s intention to terminate this Subscription Agreement pursuant to this Section 6(a)(v) and the basis for such termination; provided that the Issuer shall not have the right to terminate this Subscription Agreement pursuant to this Section 6(a)(v) if the Issuer is then in material breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a condition set forth in Section 2(b)(ii)(1) or 2(b)(ii) (2).

(b)Any termination of this Subscription Agreement as provided in Section 6(a) shall be effective upon delivery of written notice thereof to the other party, specifying the provision hereof pursuant to which such termination is made, and this Subscription Agreement shall be void and of no further force and effect (except for those provisions expressly contemplated to survive termination of this Subscription Agreement in accordance with Section 9(d)), and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof (except with respect to those provisions expressly contemplated to survive termination of this Subscription Agreement in accordance with Section 9(d)); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover Losses, liabilities or damages arising from such breach.

7.Additional Agreements of Subscriber.  Subscriber hereby agrees that neither it, nor any person or entity legally acting on its behalf or pursuant to any understanding with it, shall execute any short sales (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200) or engage in other hedging transactions of any kind with respect to the Acquired Shares during the period from the date of this Subscription Agreement through the [Closing]43 (or such earlier termination of this Subscription Agreement). Nothing in this Section 7 shall prohibit any other investment portfolios of Subscriber that is not legally acting on its behalf or pursuant to any understanding with it from entering into any short sales or engaging in other hedging transactions. [Subscriber hereby agrees that neither it, nor any person or entity legally acting on its behalf or pursuant to any understanding with it, will, prior to or on the Closing Date, enter into any contract, agreement, commitment or arrangement to dispose of any Acquired Shares.]

[43] In place of the bracketed language, certain Subscription Agreements included the following: Disclosure Time.

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8.Issuer’s Covenants.

(a)Except as contemplated herein, the Issuer, its subsidiaries and their respective controlled affiliates shall not, and shall cause any person acting on behalf of any of the foregoing to not, take any action or steps that would require registration of the issuance of any of the [Acquired]44 Shares under the Securities Act.

(b)Following such time as Rule 144 is available, with a view to making available to Subscriber the benefits of Rule 144, the Issuer agrees, for so long as Subscriber holds Acquired Shares to:

(i)make and keep public information available, as those terms are understood and defined in Rule 144; [and]

[At least one Subscription Agreement included the following:

(ii)file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to the requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and]

(iii)furnish to Subscriber so long as it owns Acquired Shares, promptly upon request, (x) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer (public availability on the Commission’s EDGAR system (or successor system) being sufficient) and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

[At least one Subscription Agreement included the following:

(c)Immediately following the execution and delivery of this Agreement by the parties hereto, the Issuer shall, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), use its commercially reasonable efforts to seek and obtain the Stockholder Approval by written consent of Embraer Aircraft Holding, Inc. in the form attached as Exhibit A hereto (the “Stockholder’s Written Consent”). As soon as practicable after execution of this Agreement, the Issuer shall prepare and file with the Securities and Exchange Commission (the “SEC”) the Information Statement. The Issuer shall use its commercially reasonable efforts to resolve all SEC comments with respect to the Information Statement as promptly as reasonably practicable after receipt thereof and to have the Information Statement cleared by the staff of the SEC as promptly as reasonably practicable after such filing. The Issuer shall make any necessary filings with respect to the Issuance under the Exchange Act and the rules and regulations thereunder.]

44 In place of the bracketed language, certain Subscription Agreements included the following: Transaction.

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[At least one Subscription Agreement included the following:

9.Subscriber’s Covenant.

(a)Immediately following the execution of this Agreement, Subscriber shall execute and deliver to the Issuer the Stockholder’s Written Consent.]

10.Miscellaneous.

(a)Each party hereto acknowledges that the other party hereto and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein with respect to it are no longer accurate in all material respects.

(b)Each of the Issuer and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c)This Subscription Agreement may not be transferred or assigned without the prior written consent of the other party hereto, and any such attempted transfer or assignment shall be void. [Notwithstanding the foregoing, this Subscription Agreement and any of Subscriber’s rights and obligations hereunder may be assigned, upon written notice to the Issuer, to any affiliate of Subscriber, to any fund or account managed by the same investment manager or investment advisor as Subscriber or by an affiliate of such investment manager or investor advisor, without the prior consent of the Issuer, provided that such assignee(s) agrees in writing to be bound by the terms hereof. Upon such assignment by Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager or investment advisor as Subscriber or by an affiliate of such investment manager or investment advisor, unless consented to in writing by the Issuer (such consent not to be unreasonably conditioned, delayed or withheld).]

(d)All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party in this Subscription Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(e)The Issuer may request from Subscriber such additional information as the Issuer may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Issuer agrees to keep any such information provided by Subscriber confidential.

(f)This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto.

(g)This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

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(h)Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)This Subscription Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(k)Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated by this Subscription Agreement[, provided that the Issuer shall be responsible for all costs, fees and expenses incurred by it in connection with the performance of its obligations under Section 5 hereof other than underwriting commissions related to Subscriber’s sales of Transaction Shares under the Registration Statement].

(l)Except as otherwise provided in this Subscription Agreement, the Issuer shall be solely responsible for the fees of the Transfer Agent and stamp taxes associated with the issuance of the Acquired Shares.

(m)Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (iii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iv) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

if to Subscriber, to such address or addresses set forth on the signature page hereto;

if to the Issuer, to:

Eve Holding, Inc.
1400 General Aviation Drive

Melbourne, Florida 32935
Attention: Simone Galvao De Oliveira, General Counsel

Email: simone.oliveira@eveairmobility.com

with a required copy to (which copy shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:   Thomas W. Greenberg
Email:         Thomas.Greenberg@skadden.com

if to Subscriber, to:

[●]
Attention:	[●]
Email:	[●]

with a required copy to (which copy shall not constitute notice):

[●]
Attention:	[●]
Email:	[●]

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(n)The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(o)This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of [Delaware]45, without giving regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE [COURT OF CHANCERY]46 OF THE STATE OF [DELAWARE (OR TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE), OR THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA]47 LOCATED IN THE STATE OF [DELAWARE]48 SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A [DELAWARE]49 STATE [COURT] OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN [SECTION 9(n)]50 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(p).

45 In place of the bracketed language, certain Subscription Agreements included the following: New York.
[46] In place of the bracketed language, certain Subscription Agreements included the following: STATE AND FEDERAL COURTS.
[47] In place of the bracketed language, certain Subscription Agreements included the following: NEW YORK.

[48] In place of the bracketed language, certain Subscription Agreements included the following: MANHATTAN.[1] In place of the bracketed language, certain Subscription Agreements included the following: NEW YORK.

49 In place of the bracketed language, certain Subscription Agreements included the following: NEW YORK.
50 In place of the bracketed language, certain Subscription Agreements referenced the following section: Section 9(m).

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(p)If any change in the Common Stock shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, then the number of Acquired Shares issued to Subscriber shall be appropriately adjusted to reflect such change.

(q)The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  Unless the context otherwise requires; (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Subscription Agreement; (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with generally accepted accounting principles; (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter; (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

[At least one Subscription Agreement included the following:

10.Cleansing Statement; Disclosure.

(a)The Issuer shall, by 9:00 a.m., New York City time, on or prior to the first business day immediately following the date of this Subscription Agreement (or, if this Subscription Agreement is executed prior to 9:00 a.m., New York City time, on a business day, then by 9:00 a.m., New York City time, on such business day) (the “Disclosure Time”), issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated the Transaction Documents and any other material nonpublic information that the Issuer or its officers, directors, employees or agents has provided to Subscriber prior to the issuance of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of the Issuer, Subscriber shall not be in possession of any material, non-public information received from the Issuer or any of its officers, directors, employees or agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Issuer or any of their respective affiliates, relating to the transactions contemplated by the Transaction Documents.

(b)The Issuer shall not (and shall cause its officers, directors, employees and agents not to) publicly disclose the name of Subscriber or any affiliate or investment adviser of Subscriber, or include the name of Subscriber or any affiliate or investment adviser of Subscriber  without the prior written consent (including by e-mail) of Subscriber (i) in any press release or marketing materials, or (ii) in any filing with the Commission or any regulatory agency or trading market, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under regulations of the NYSE, in which case the Issuer shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure.]

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[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Eve Holding, Inc.
By:
Name:	Johann Bordais
Title:	Chief Executive Officer

By:
Name:	Eduardo Couto
Title:	Chief Financial Officer

Date: June 28, 2024

[●]
By:
Name:	[●]
Title:	[●]
Subscriber’s EIN:	[●]
Address:	[●]

Attn: [●]
Telephone No.:	[●]
Facsimile No.:	[●]

Date: June 28, 2024

[Signature Page to Subscription Agreement]

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SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

	1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

	2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	ACCREDITED INVESTOR STATUS (Please check each of the following subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor”.

	2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)
SUBSCRIBER:

	☐	is:

	☐	is not:

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an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below that apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐ An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐ An investment adviser relying on the exemption from registering with the Securities and Exchange Commission under section 203(l) or (m) of the Investment Advisers Act of 1940;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Securities Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

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☐ Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;

☐ An entity, of a type not listed in any of the foregoing paragraphs, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐ A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐ A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in the foregoing paragraph and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) in the foregoing paragraph;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000.  For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

[Schedule A to Subscription Agreement]

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